Exhibit 10.1

FRANKLIN RESOURCES, INC.

1998 EMPLOYEE STOCK INVESTMENT PLAN

As Amended and Restated June 17, 2008

The following constitute the provisions of the 1998 Employee Stock Investment Plan of Franklin Resources, Inc.

1.	Purpose.

The purpose of the Plan is to provide employees of the Company (as hereinafter defined) and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions (or direct contributions in certain circumstances). It is the intention of the Company to have the Plan qualify as an “Employee Stock Investment Plan” under Section 423 of the Code (as hereinafter defined). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Accrual Period” means a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively, except with respect to the first accrual period which may be shorter if so determined by the Plan Administrator. “Accrual Period” shall have the same meaning as “Purchase Period” for Purchase Periods commencing on and after August 1, 2007.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means Franklin Resources, Inc., a Delaware corporation.

(f) “Compensation” means an Employee’s base salary (whether such amount is reflected by one amount or several separate components making up an aggregate amount) and commissions from the Company including paid time off and overtime or one or more Designated Parents or Subsidiaries, including such amounts of base salary and commissions as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include bonuses, restricted stock awards, other annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, profit sharing or other employer matching contributions (other than employee deferral contributions described in the first sentence) made on the Employee’s behalf by the Company or one (1) or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(g) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)

the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

(iii)

any reverse merger in which the Company is the surviving entity, but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(h) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

(i) “Effective Date” means February 1, 1998 or such later date as is designated by the Plan Administrator for the commencement of the first Purchase and Accrual Period hereunder. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(j) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on a Leave of Absence. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day of such leave for purposes of determining eligibility to participate in the Plan.

(k) “Enrollment Date” means the first day of each Purchase Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Accrual Period.

(n) “Fair Market Value” means, as of any date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape on such date. In the event such date is not a day on which the New York Stock Exchange is open for trading or the Company’s Common Stock was not traded on such date, then such closing price for the last market trading day immediately prior to such date shall be used.

(o) “Leave of Absence” means the following types of unpaid or reduced pay leaves of absence authorized by the Participant’s employer: pregnancy leave and/or parental leave, bereavement leave, compassionate care leave, family responsibility or family medical leave, emergency leave, sick or medical leave, or any other similar leave of absence as approved by the Company.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

(r) “Plan” means the Franklin Resources, Inc. 1998 Employee Stock Investment Plan.

(s) “Plan Administrator” means either the Board or a Committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(t) “Purchase Period” means a purchase period established pursuant to Section 4 hereof.

(u) “Purchase Price” shall mean (i) for Purchase Periods commencing prior to August 1, 2008, an amount equal to Ninety Percent (90%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, and (ii) for Purchase Periods commencing on and after August 1, 2008, an amount equal to Eighty-Five Percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(v) “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Eligibility.

(a) Any individual who is an Employee for the ten (10) day period prior to and including a given Enrollment Date, shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person which would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits such person’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted prior to any discounts provided for in such plan) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Notwithstanding subsection (a) above, Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan shall not be eligible to participate in the Plan for any relevant Purchase Period.

4.	Purchase Periods.

(a) The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Purchase Periods of twenty-four (24) months’ duration commencing each February 1 and August 1 following the first Effective Date designated by the Plan Administrator (except that the initial Purchase Period shall commence on the Effective Date and shall end on January 31, 2000). Effective for Purchase Periods commencing on and after August 1, 2007, the maximum duration of Purchase Periods shall be six (6) months. The Plan Administrator shall have the authority to change the length of any Purchase Period and the length of Accrual Periods within any such Purchase Period subsequent to the initial Purchase Period by announcement at least ten (10) days prior to the commencement of the Purchase Period and to determine whether subsequent Purchase Periods shall be consecutive or overlapping. Notwithstanding the foregoing, in the event the Company determines it is inadvisable to issue and/or purchase shares of Common Stock under the Plan as of any Exercise Date, issuances and/or purchases under the Plan shall be delayed until a date specified by the Plan Administrator.

(b) A Participant will be granted a separate option for each Purchase Period in which such individual participates. The option shall be granted on the Enrollment Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Purchase Period.

(c) An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in subsection 4(d) below, an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which such Employee is participating and must also enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period.

(d) For Purchase Periods commencing prior to August 1, 2007, if on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 18(a)), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan. For Purchase Periods commencing on and after August 1, 2007, this Section 4(d) shall no longer be of any force or effect.

(e) Except as otherwise specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

5.	Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement, in a form designated by the Plan Administrator from time to time, whether in hard copy or in electronic form, authorizing payroll deductions and submitting it with the designated payroll office of the Company at least fifteen (15) days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for submitting the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period. In the event an Employee is on a Leave of Absence, such Employee may participate in the Plan by making direct contributions to the Plan in the form and manner as authorized by the Plan Administrator.

(b) Payroll deductions for a Participant shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10. A Participant who is on a Leave of Absence may make direct contributions to the Plan in the form and manner as authorized by the Plan Administrator.

6.	Payroll Deductions.

(a) At the time a Participant files a subscription agreement, such Participant shall elect to have payroll deductions made during the Purchase Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which such Participant receives during the Purchase Period. Subject to Section 6(c), if a Participant has been participating in the Plan prior to taking a Leave of Absence, any direct contributions to the Plan made by such Participant during a Leave of Absence together with any payroll deductions continuing during such Leave of Absence shall in combination be at the same rate as in effect prior to such Leave of Absence. A Participant may commence participation in the Plan even if on a Leave of Absence by filing a subscription agreement as provided in this Section 6(a) by making direct contributions, along with any payroll deductions which, either individually or together, as the case may be, total between one percent (1%) and ten percent (10%) of the Compensation which such Participant received immediately preceding the commencement of such Leave of Absence.

(b) All payroll deductions made for a Participant (and/or any direct contributions made by a Participant on a Leave of Absence) shall be credited to such Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account except as provided above for a Participant on a Leave of Absence and except as may be required to comply with the laws of certain non-U.S. jurisdictions where payroll deductions may be prohibited by law.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions (and/or direct contributions, if applicable), during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a decrease in the payroll deduction rate (and/or rate of direct contribution, if applicable). The decrease in rate shall be effective with the first full payroll period commencing fifteen (15) days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of payroll deductions (and/or direct contributions, if applicable), for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in the payroll deduction rate within fifteen (15) days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant’s subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions (and/or direct contributions for a Participant on a Leave of Absence) may be decreased to 0% at such time during any Accrual Period which is scheduled to end during the current calendar year (the “Current Accrual Period”) that the aggregate of all payroll deductions (and/or direct contributions, if applicable) which were previously used to purchase stock under the Plan in a prior Accrual Period which ended during that calendar year plus all payroll deductions (and/or direct contributions, if applicable) accumulated with respect to the Current Accrual Period equal $22,500. Payroll deductions (and/or direct contributions, if applicable) shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

7.	Grant of Option.

(a) On the Enrollment Date, each Participant in such Purchase Period shall be granted an option to purchase on each Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions (and/or direct contributions, if applicable) accumulated prior to such Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Accrual Period will be two thousand (2,000) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

(b) The Company may, in its sole discretion, provide matching grants in a uniform and non-discriminatory manner (in whole or partial shares) of Common Stock to Participants who (i) purchase shares of Common Stock under the Plan during a Purchase Period commencing prior to August 1, 2008, and (ii) satisfy specified ongoing holding period requirements with respect to shares purchased hereunder upon such terms and conditions as are determined from time to time by the Plan Administrator.

8.	Exercise of Option.

Unless a Participant withdraws from the Plan as provided in Section 10 below, such Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions (and direct contributions) in such Participant’s account. The Plan Administrator shall be authorized to establish procedures for the handling of fractional shares, including the distribution of cash in lieu thereof. Notwithstanding the foregoing, any amount remaining in the Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code, shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by such Participant.

9.	Delivery.

Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of such Participant’s option. The shares purchased under the Plan may also be delivered in uncertificated form by way of an electronic transfer to the brokerage account of a Participant; provided, however, that any shares delivered to the Participant or to the brokerage account selected by the Participant (and not designated by the Company) shall not be eligible for matching grants of Common Stock as provided in Section 7(b) above.

10.	Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all of the payroll deductions (and/or direct contributions, if applicable) credited to such Participant’s account and not yet used to exercise such Participant’s option under the Plan at any time by giving at least fifteen (15) days prior written notice to the Company, in a form designated by the Plan Administrator from time to time, whether in hard copy or electronic form. All of the Participant’s payroll deductions (and/or direct contributions, if applicable) credited to such Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Purchase Period will be automatically terminated, and no further payroll deductions (and/or direct contributions, if applicable) will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions (and/or direct contributions, if applicable) will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers a new subscription agreement to the Company.

(b) Upon a Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship (as described in Section 2(j)), the payroll deductions (and/or direct contributions, if applicable) credited to such Participant’s account during the Purchase Period, but not yet used to purchase shares will be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated.

11.	Interest.

No interest shall accrue on the payroll deductions (and/or direct contributions, if applicable) credited to a Participant’s account under the Plan under any circumstances or at any time.

12.	Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale or as a matching grant under the Plan shall be eight million (8,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided for in Section 18. If on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for purchase among the Participants in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) A Participant will have no interest or voting right in shares covered by such Participant’s option until such shares are actually purchased on such Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and such Participant’s spouse.

13.	Administration.

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all persons.

14.	Designation of Beneficiary.

(a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and such Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.

15.	Transferability.

Neither payroll deductions (and/or direct contributions, if applicable) credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant, nor shall it be subject to attachment or other legal process of whatever nature. Provided, however, that the shares purchased under the Plan may also be delivered in uncertificated form by way of an electronic transfer to the brokerage account of participant. Any such attempt at assignment, attachment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.

16.	Use of Funds.

All payroll deductions (and/or direct contributions, if applicable) received along with any other funds held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other funds.

17.	Reports.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions (and/or direct contributions, if applicable), the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Changes in Capitalization; Corporate Transactions.

(a) Subject to any required action by the stockholders of the Company, the Reserves, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided for herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Purchase Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:

(1) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 10; or

(2) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the excess, if any, of (i) the Fair Market Value of the shares subject to the option over (ii) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(1) above. In addition, all remaining accumulated payroll deduction (and/or direct contributions, if applicable) amounts shall be returned to the Participant.

(c) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19.	Amendment or Termination of the Plan.

(a) The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 or this Section 19, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the Purchase Period is in the best interests of the Company and its stockholders. Except as provided in Section 18 or this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

(c) On December 13, 2006, the Board approved an amendment and restatement of the Plan to (i) increase the maximum number of shares available for sale or as a matching grant under the Plan to eight million (8,000,000) shares, (ii) extend the term of the Plan to January 31, 2018, and (iii) remove, for Purchase Periods occurring on and after the date the Board approved such amendment and restatement, the provision that Employees will not be eligible to participate in the Plan for any relevant Purchase Period if such Employee’s customary employment is less than 20 hours per week. The increase in the maximum number of shares available under the Plan required the approval of the Company’s stockholders, which was obtained on January 25, 2007. On June 19, 2007, the Plan was amended to allow direct contributions to the Plan for Participants on Leaves of Absence. On July 9, 2007, the Plan was amended to (A) provide that the term “Accrual Period” shall refer to a “Purchase Period” effective for Purchase Periods commencing on and after August 1, 2007; and (B) provide that the duration of Purchase Periods commencing on and after August 1, 2007 shall be shortened from twenty-four (24) months to six (6) months. The 2007 Plan amendments do not require the approval of the Company’s stockholders. On June 17, 2008, the Plan was amended to change the definition of “Purchase Price” so that it referred to an amount equal to 85% (rather than 90%) of the Fair Market Value of a share of Common Stock, and to eliminate the provision regarding Company discretionary matching grants under the Plan for Purchase Periods commencing on or after August 1, 2008. The June 2008 amendments do not require the approval of the Company’s stockholders.

20.	Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

21.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan.

The Plan shall become effective upon January 1, 1998. It shall continue until January 31, 2018 unless sooner terminated under Section 19. The first Effective Date under the Plan shall be determined as set forth in Section 2(i).

23.	No Employment Rights.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

24.	Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

25.	Applicable Law.

The laws of the State of Delaware (excluding that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.